UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 20, 2003


                              OMEGA VENTURES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                              000-55468             88-0427195
-----------------------------          --------------           ----------
(State  or  other  jurisdiction        (Commission          (IRS  Employer
      of  incorporation)               File  Number)        Identification  No.)


                     9000 SHERIDAN STREET, SUITE 7, PEMBROKE
                                 PINES, FL 33024
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 230-2249


                         AngelCiti Entertainment, inc.
                         -----------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On January 20, 2003, AngelCiti Entertainment, Inc. ("AngelCiti") closed a deal to exchange of 100% of the stock owned by AngelCiti in Worldwide Management, SA, AngelCiti's wholly owned subsidiary, for 21,000,000 shares of IChance International, Inc. (IChance), coompleting a Share Exchange Agreement entered into between the two companies on November 7, 2002. AngelCiti now owns 87.9% of the stock in IChance. AngelCiti intends on retaining the shares of IChance and does not now intend on dividending the shares in IChance out to AngelCiti's investors.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

As of January 20, 2003, AngelCiti Entertainment, Inc., effected a name change to Omega Ventures, Inc., which was approved by the Company's Board of Directors and the shareholders of a majority of the shares held by the Company's investors and has been filed with the office of the Secretary of State of Nevada.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable

ITEM 8.     CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              OMEGA VENTURES, INC.
                                                  (Registrant)





Date: January 29, 20032                       s/  Lawrence S. Hartman
                                              -------------------
                                              Lawrence S. Hartman